Exhibit 23
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-67655 and 333-84347 of Thistle Group Holdings, Co. on Forms S-8 of our report dated January 24, 2000, incorporated by reference in this Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 1999.


/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 29,  2000